Exhibit 4.1

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT DATED MAY 22, 2013 AND THE ACCOMPANYING PROSPECTUS (TOGETHER, THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CORPORATE STOCK TRANSFER, INC., THE SUBSCRIPTION AGENT.

Rights Certificate Number:

Number of Rights Represented by this Rights Certificate:

Number of Units (each consisting of one share of common stock and one-half warrant to purchase a share of common stock) for which Rights Represented by this Rights Certificate May be Exercised:

PROSPECT GLOBAL RESOURCES INC.

FORM OF RIGHTS CERTIFICATE

Prospect Global Resources Inc., a Nevada corporation (the “Company”), is conducting a rights offering (the “Rights Offering”) that entitles the holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as of 5:00 p.m., Eastern time, on May 16, 2013 (the “Record Date”, and such holders, collectively, the “Record Holders”) to purchase up to an aggregate of 55,162,988 units (“Units”) at a subscription price of $0.22 per Unit (the “Subscription Price”).  Each Record Holder will receive 0.751 Rights for each share of Common Stock owned on the Record Date and each whole Right will entitle its holder to purchase one Unit.  Each whole Unit will consist of one share of Common Stock and one-half a warrant to purchase an additional share of Common Stock at an exercise price of $0.35 (the “Right”).  Any excess subscription payments received by Corporate Stock Transfer, Inc., as subscription agent (the “Subscription Agent”), will be returned, without interest or deduction, as soon as practicable.  Rights must be exercised in multiples of two so that no fractional shares of Common Stock will be issued in connection with the exercise of a warrant issued in the Rights Offering.

Set forth above is the number of Units to which the holder whose name and address is set forth above is entitled to subscribe pursuant to the Right.  If you fully exercise your Rights (after giving effect to any permitted distributions, as described below), you may also subscribe to purchase additional Units, subject to the conditions and limitations described further in the Prospectus.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus, a copy of which has been delivered to you together with this Rights Certificate.  Additional copies of the Prospectus are available upon request from Subscription Agent by calling 303-282-4800.  Capitalized terms used but not defined herein shall have the meanings given to them in the Prospectus.

In order to exercise your Rights, you must either (1) complete and sign this Rights Certificate on the back and return it in the envelope provided together with full payment of the Subscription Price multiplied by the total number of Units for which you have subscribed (including pursuant to the Over-subscription Right), or (2) present a properly completed Notice of Guaranteed Delivery, together with full payment of the Subscription Price multiplied by the total number of Units for which you have subscribed (including pursuant to the Over-subscription Right), to the Subscription Agent, in either case before 5:00 p.m., Eastern time, on June 6, 2013, subject to extension or earlier termination (the “Expiration Date”).  Any Rights not exercised prior to the Expiration Date will expire and have no value.  Any subscription for Units in the Rights Offering made hereby is irrevocable.

Payment for the shares subscribed for hereby is being made by the following method (check one):

☐                                    Certified check payable to “Corporate Stock Transfer, Inc. (as Subscription Agent for Prospect Global Resources Inc.)”

☐                                    Uncertified check payable to “Corporate Stock Transfer, Inc. (as Subscription Agent for Prospect Global Resources Inc.)”

☐                                    Bank draft (cashier’s check) payable to “Corporate Stock Transfer, Inc. (as Subscription Agent for Prospect Global Resources Inc.)”

☐                                    Wire transfer of immediately available funds directly to the account maintained by Corporate Stock Transfer, Inc. (as Subscription Agent for Prospect Global Resources Inc.) for purposes of accepting subscriptions in this rights offering, at                                       , Corporate Stock Transfer as Rights Agent for Prospect Global Resources Inc., with reference to the Rights holder’s name.

If you exercise less than all of the Rights evidenced by your Rights Certificate, the Subscription Agent will issue to you a new Rights Certificate evidencing the unexercised Rights upon your request.  However, if you choose to have a new Rights Certificate sent to you, you may not receive any such new Rights Certificate in sufficient time to permit exercise of the Rights evidenced thereby.

THE RIGHTS ARE NON-TRANSFERABLE

The Rights represented by this Rights Certificate may not be transferred or sold; provided, however, your Rights may be transferred by operation of law; for example, a transfer of Rights to the estate of the recipient upon the death of the recipient would be permitted.

The Rights will not be listed on the NASDAQ Capital Market, any other stock exchange or market, or on the OTC Bulletin Board.

You are advised to review the Prospectus and the Instructions for Use of Prospect Global Resources Inc. Rights Certificates included with this Rights Certificate, additional copies of which are available from the Subscription Agent, before exercising your Rights.

SECTION 1—EXERCISE AND SUBSCRIPTION

The undersigned hereby irrevocably exercises two or more Rights (in multiples of two) to subscribe for Units as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

Rights:

	x	$0.22	=	$
(no. of Units)		(subscription price/Unit)		(required payment)

Over-subscription Right: IF YOU HAVE FULLY SUBSCRIBED FOR YOUR RIGHTS AND WISH TO PURCHASE ADDITIONAL UNITS PURSUANT TO THE OVER-SUBSCRIPTION RIGHT:

$
(amount of additional investment in Units)

Total Amount Enclosed: $

☐ Check here if the Rights do not account for all of the Rights evidenced by this Rights Certificate and you wish to receive a new Rights Certificate evidencing the remaining Rights to which the undersigned is entitled.

SECTION 2—ACKNOWLEDGEMENT

THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW

I/We acknowledge receipt of the Prospectus contained with this Subscription Certificate and understand that after delivery to Corporate Stock Transfer, Inc., as Subscription Agent for Prospect Global Resources Inc., I/we may not modify or revoke this Subscription Certificate.  Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number contained herein, is correct.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Prospect Global Resources Inc.. transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder:	Date:

If the signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:                                    Capacity:                  Soc. Sec. # /Tax ID #:

Address:                                                                                                                      Phone:

If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of Units indicated above, or if the number of Units being subscribed for is not specified, you will be deemed to have subscribed for the maximum amount of Units that could be subscribed for upon payment of such amount.  If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Units indicated above (such excess being the “Subscription Excess”), then you will be deemed to have exercised the Over-subscription Right to the full extent of the excess payment tendered, to purchase, to the extent available, the maximum number of Units that could be purchased with your excess payment.  To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction, promptly after the expiration of the subscription period.

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE:

Delivery by first class mail, by overnight courier or by hand delivery of this completed Rights Certificate, signed by the undersigned (with any signatures required to be guaranteed so guaranteed) and accompanied by payment in full for the shares subscribed for, must be received by the Expiration Date, unless extended, at:

Corporate Stock Transfer, Inc.
Attn: Operations Department
3200 Cherry Creek South Drive, Suite 430
Denver Colorado 80209

If you send your Rights Certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. Rights not exercised prior to the Expiration Date will expire without value. (Note: Delivery other than in the manner or to the address listed above will not constitute valid delivery.) Do not send this Rights Certificate or payment to the Company.

ANY QUESTIONS REGARDING THIS RIGHTS CERTIFICATE AND THE RIGHTS OFFERING MAY BE DIRECTED TO THE SUBCRIPTION AGENT, CORPORATE STOCK TRANSFER, INC., BY TELEPHONE AT 303-282-4800.